EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We  hereby  consent  to  the  incorporation  by  reference  in this Registration
Statement on Form S-8 of our report dated March 30, 2000 relating to the financial statements and financial statement schedules, which appears in Policy Management System Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1999.





PricewaterhouseCoopers  LLP


Atlanta,  Georgia
May  25,  2000